Nationwide Variable Insurance Trust
Sub-Item 77Q1:  Exhibits
12-31-14 Annual Report

a.
N/A
b.
N/A
c.
N/A

d.
N/A

e.
Copies of any new or amended Registrant investment advisory contracts;

1.
Investment Advisory Agreement among the Trust and Nationwide Fund
Advisors ("NFA") dated May 1, 2007, previously filed as Exhibit EX-23.d.1 with the Trust's registration statement on April 30, 2007, is hereby incorporated by reference.

 a.

Exhibit A, effective May 1, 2007, as amended July 1, 2014, to the
 Investment Advisory Agreement among the Trust and NFA, previously filed as Exhibit EX-28.d.1a.with the Trust's registration statement on July 1, 2014, is hereby incorporated by reference.

2.
Subadvisory Agreement among the Trust, NFA and Nationwide Asset
 Management, LLC for the NVIT Core Bond Fund and NVIT Short Term Bond
 Fund, which are series of the Trust, dated March 24, 2008, previously filed with the Trust's registration statement on March 24, 2008, is hereby incorporated by reference.

 a.
Amendment to Subadvisory Agreement, dated July 1, 2014, including
 Exhibit A,effective July 1, 2014, to the Subadvisory Agreement among the Trust, NFA and Nationwide Asset Management, LLC, previously filed as Exhibit EX-28.d.2.o.i.with the Trust's registration statement on
 July 1, 2014, is hereby incorporated by reference.

 b.
 Exhibit B, effective July 1, 2014, to the Subadvisory Agreement among the Trust, NFA and Nationwide Asset Management, LLC, previously filed as Exhibit EX-28.d.2.o.ii.with the Trust's registration statement on July 1, 2014, is hereby incorporated by reference.

f.
N/A

g.
N/A